UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 25, 2016

Date of Report (Date of earliest event reported)

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8501 East Princess Drive, Suite 190 Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On February 25, 2016, STORE Capital Corporation, a Maryland corporation (the “Company”), entered into an Underwriting Agreement dated February 25, 2016, among the Company, STORE Holding Company, LLC (the “Selling Stockholder”), and Goldman, Sachs & Co. (the “Underwriter”), a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference (the “Underwriting Agreement”).  Pursuant to the Underwriting Agreement, the Selling Stockholder agreed to sell to the Underwriter an aggregate of 20,000,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”).  In addition, the Selling Stockholder agreed to sell to the Underwriter, at the option of the Underwriter, up to an additional 3,000,000 shares of the Company’s Common Stock.  The public offering price for the shares is $24.35.  The offering of the 20,000,000 shares of Common Stock closed on March 1, 2016.

In connection with the offering described above, Kutak Rock LLP issued its opinion with respect to certain U.S. federal income tax matters, which opinion is attached hereto and incorporated herein by reference as Exhibit 8.1.

Item 7.01.  Regulation FD Disclosure.

On March 1, 2016, the Company issued a press release announcing the closing of the public offering.  A copy of the press release is attached hereto as Exhibit 99.1.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement
8.1	Tax Opinion of Kutak Rock LLP
23.1	Consent of Kutak Rock LLP (included in Exhibit 8.1)
99.1	Press release dated March 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: March 1, 2016
	By:	/s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement
8.1	Tax Opinion of Kutak Rock LLP
23.1	Consent of Kutak Rock LLP (included in Exhibit 8.1)
99.1	Press release dated March 1, 2016